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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Penn National Gaming, Inc. and subsidiaries
Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of our report dated March 12, 2001, relating to the consolidated financial statements of Penn National Gaming, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Registration Statement on Form S-3 (SEC File No. 333-63780).

/s/ BDO Seidman

BDO Seidman, LLP
Philadelphia, Pennsylvania

February 21, 2002